UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

BDCA Venture, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Company”) in person, by mail or electronic delivery, or by telephone or facsimile transmission:  (i) by the directors or officers of the Company, (ii) by the officers, employees or agents of the Company’s investment adviser, BDCA Venture Adviser, LLC (the “Adviser”), or (iii) by Georgeson, Inc., the Company’s proxy solicitor, the following additional materials may be used and are hereby being filed with the U.S. Securities and Exchange Commission.

ISS Supplemental Information June 23, 2015 Nasdaq: BDCV www.BDCV.com (a) Per Bloomberg (b) Defined as total operating expenses as reported in most recently filed 10-K less interest expense from borrowings and management and incentive compensation fees (or less salaries, benefits and stock-based compensation if internally managed) (c) Per industry research (d) MVC Capital has not filed financial statements since its July 2014 quarterly report (e) For 2015, certain of the Company’s operating expenses (excluding any management and incentive fees, litigation costs, extraordinary expenses and certain other expenses) are effectively caped at $1.5 million, with the Adviser absorbing any such operating expenses in excess of $1.5 million. Expenses associated with the proxy contest and related litigation are not subject to this arrangement.

Operating Expense Comparison for BDCV Peer Group BDC Ticker Market Cap 6/19/15 (a) Annual Adj. Op  Ex (b) Price/Book Ratio 6/5/15 (c) Most Recent 10-K Reason For Use As Comparable GSV Capital GSVC $204,986,261 $5,095,261 0.72x 12/31/2014 Peer Group BDC per ISS presentation MVC Capital MVC $234,066,085 $5,059,016 0.65x 10/31/2013(d) Other Bulldog investment - Phil Goldstein as Board  member Saratoga Investment SAR $93,157,487 $3,621,761 0.75x 2/28/2015 Other small public BDC with less than $100MM market cap Harris & Harris TINY $84,145,468 $3,172,153 0.80x 12/31/2014 Peer Group BDC per ISS presentation Firsthand Technology SVVC $104,910,842 $2,580,261 0.57x 12/31/2014 Peer Group BDC per ISS presentation Full Circle FULL $86,668,154  $1,956,429 0.81x 6/30/2014 Other small public BDC with less than $100MM market cap Harvest Capital HCAP $88,489,394 $1,795,058 0.98x 12/31/2014 Other small public BDC with less than $100MM market cap BDCA Venture – Actual BDCV $47,207,051 $1,715,324 0.75x 12/31/2014 BDCA Venture – Op Ex Cap $1,500,000(e)